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                                                                    EXHIBIT 4.16

                   -------------------------------------------



                         TEAM COMMUNICATIONS GROUP, INC.

                                       AND

                         NATIONAL SECURITIES CORPORATION



                                REPRESENTATIVE'S
                                WARRANT AGREEMENT




                           DATED AS OF _____ __, 1998



                   -------------------------------------------

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               REPRESENTATIVE'S WARRANT AGREEMENT dated as of _________, 1998, between TEAM COMMUNICATIONS GROUP, a California corporation (the "Company"), and NATIONAL SECURITIES CORPORATION and its assignees or designees (hereinafter referred to variously as the "Holder" or "National").

                              W I T N E S S E T H :

               WHEREAS, National has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") between the Company and National (the "Representative"), to act as the representative of the several underwriters listed therein (the "Underwriters") in connection with the Company's proposed public offering of 1,500,000 shares of common stock of the Company, no par value, (the "Common Stock"), at a public offering price of $_____ per share (the "Public Offering").

               WHEREAS, pursuant to the Underwriting Agreement, the Company proposes to issue warrants to the Representative to purchase up to an aggregate of 150,000 shares of Common Stock (the "Representative's Warrants").

               WHEREAS, the Representative's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Underwriters' compensation in connection with, the Representative acting as the representative pursuant to the Underwriting Agreement.



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               NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of Fifteen Dollars ($15.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Grant. National is hereby granted the right to purchase, at any time from _____ __, 1999 (one year from the effective date of the registration statement and any supplement thereto), on Form SB-2, No. 333-26307 (the "Effective Date") until 5:30 p.m., New York time, on _____ __, 2003 (five years from the Effective Date), at which time the Representative's Warrants expire, up to an aggregate of 150,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof), at an initial exercise price (subject to adjustment as provided in Section 11 hereof) of $___ per share (that being 120% of the public offering price per share) (the "Exercise Price").

               2. Representative's Warrant Certificates. The Representative's Warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

               3. Registration of Warrant. The Representative's Warrants shall be numbered and shall be registered on the books of the Company when issued.



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               4.   Exercise of Representative's Warrants.

                    4.1 Method of Exercise. The Representative's Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in Section 11 hereof) per Representative's Warrant set forth in Section 8 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal offices (presently located at 12300 Wilshire Blvd., Los Angeles, California 90025) the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Representative's Warrants). In the case of the purchase of less than all of the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

                    4.2 Exercise by Surrender of Representative's Warrant. In addition to the method of payment set forth in Section 4.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Representative's Warrants shall have the right at any time and from time to time while the Representative's Warrants are exercisable to exercise the Representative's Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 4.1 in exchange for the number of shares of Common Stock equal to the product of (x)



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the number of shares of Common Stock as to which the Representative's Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 9.3 (d) hereof) of the shares of Common Stock minus the Exercise Price of the shares of Common Stock and the denominator of which is the Exercise Price of the shares of Common Stock. Solely for the purposes of this Section 4.2, Market Price shall be calculated either (i) on the date on which the Form of Election to Purchase attached hereto is deemed to have been sent to the Company pursuant to Section 15 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

               5. Issuance of Certificates. Upon the exercise of any of the Representative's Warrants, the issuance of certificates for shares of Common Stock, properties or rights underlying such Representative's Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax, other than income taxes, which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount



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of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               The Warrant Certificates and the certificates representing the shares of Common Stock or other securities, property or rights issued upon exercise of the Representative's Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

               6. Transfer of Representative's Warrants. The Representative's Warrants shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by any Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver the new Warrant Certificate to the person entitled thereto.

               7. Restriction On Transfer of Representative's Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Representative's Warrants represented thereby are being acquired as an investment and not with a view to the distribution thereof, and that such Representative's Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year following the Effective Date, except that during such one year period the Representative's



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Warrants may be transferred to officers or partners of members of the National
Association of Securities Dealers, Inc. who participate in the Public Offering, including the Underwriters and any selected dealers, or by operation of law.

               8. Exercise Price and Number of Securities. Except as otherwise provided in Section 10 hereof, each Representative's Warrant is exercisable to purchase one share of Common Stock at an initial exercise price equal to the Exercise Price. The Exercise Price and the number of shares of Common Stock for which each Representative's Warrant may be exercised shall be the price and the number of shares of Common Stock which shall result from time to time from any and all adjustments in accordance with the provisions of Section 11 hereof.

               9.   Registration Rights.

                    9.1 Registration Under the Securities Act of 1933. Each Warrant Certificate and each certificate representing shares of Common Stock and any of the other securities issuable upon exercise of the Representative's Warrants (collectively, the "Warrant Shares") shall bear the following legend unless (i) such Representative's Warrants or Warrant Shares are distributed to the public or sold to underwriters for distribution to the public pursuant to this Section 9 hereof or otherwise pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, that such legend is unnecessary for any such certificate:



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               THE REPRESENTATIVE'S WARRANTS REPRESENTED BY THIS
               CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

               THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S
               WARRANTS REPRESENTED BY THE CERTIFICATE IS
               RESTRICTED IN ACCORDANCE WITH THE REPRESENTATIVE'S
               WARRANT AGREEMENT REFERRED TO HEREIN.


                    9.2 Piggyback Registration. If, at any time commencing after the Effective Date of the Registration Statement and expiring seven (7) years after the Effective Date, the Company proposes to register any of its securities under the Act (other than on Form S-8, S-4 or a successor form thereto) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Representative's Warrants and/or Warrant Shares of its intention to do so. If any of the Holders of the Representative's Warrants and/or Warrant Shares notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders the opportunity to have any Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold


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in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration
(a) first, the securities the Company proposes to sell, (b) second, the securities held by the entities that made the demand for registration, (c) third, the Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, pro rata among the Holders of Warrant Shares on the basis of the number of Warrant Shares requested to be registered by such Holders, and (d) fourth, other securities requested to be included in such registration.

               Notwithstanding the provisions of this Section 9.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 9.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

                    9.3   Demand Registration.

                          (a) At any time commencing one (1) year after the
Effective Date of the Registration Statement and expiring five (5) years from the Effective Date, the Holders of the Representative's Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of the Representative's Warrants and/or Warrant Shares shall have the right (which right is in addition to the registration rights under Section 9.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the


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Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders and any other Holders of the Representative's Warrants and/or Warrant Shares who notify the Company within fifteen (15) days after the Company mails notice of such request pursuant to Section 9.3(b) hereof (collectively, the "Requesting Holders") of their respective Warrant Shares for the earlier of (i) nine (9) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by the Requesting Holders.

                          (b) The Company covenants and agrees to give written
notice of any registration request under this Section 9.3 by any Holder or Holders representing a Majority of the Representative's Warrants and/or Warrant Shares to all other registered Holders of the Representative's Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

                          (c) In addition to the registration rights under
Section 9.2 and subsection (a) of this Section 9.3, at any time commencing one
(1) year after the Effective Date of the Registration Statement and expiring five (5) years from the Effective Date, the Holders of a Majority of the Representative's Warrants and/or Warrant Shares shall have the right on one occasion, exercisable by written request to the Company, to have the Company prepare and file with the Commission a registration statement so as to permit a public offering and sale by such Holders of their respective Warrant Shares for the earlier of (i) nine (9) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by such Holders; provided, however, that the provisions of Section 9.4(b) hereof shall not apply to any such


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registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request. If the Holders have exercised their rights under Section 9.3(a) then the Holders may not exercise their rights under Section 9.3(c) for a period of nine (9) months following the effective date of any registration statement filed pursuant to Section 9.3(a).

                          (d) Definition of Market Price. As used herein, the
phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the Nasdaq Stock Market ("Nasdaq") (or similar organization if Nasdaq is no longer reporting such information), or if the Common Stock is not quoted on Nasdaq or an exchange, the average of the high and low bid prices on the NASD Over the Counter Electronic Bulletin Board System ("OTC"), or if not traded on the OTC, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                    9.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 9.2 or 9.3 hereof, the Company covenants and agrees as follows:


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                          (a) The Company shall use its best efforts to file a
registration statement within forty-five (45) days of receipt of any demand therefor, and to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

                          (b) The Company shall pay all costs, fees and expenses
in connection with all registration statements filed pursuant to Sections 9.2 and 9.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions, and excluding roadshow expenses if the only shares to be registered in such Registration Statement are Warrant Shares). The Holder(s) will pay all costs, fees and expenses (including those of the Company) in connection with the registration statement filed pursuant to Section 9.3(c).

                          (c) The Company will take all necessary action which
may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                          (d) The Company shall indemnify the Holder(s) of the
Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such


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Holders within the meaning of Section 15 of the Act or Section 20(a) of the
Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.

                          (e) The Holder(s) of the Representative's Warrants to
be sold pursuant to a registration statement, and their successors and assigns, shall, severally and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                          (f) Nothing contained in this Agreement shall be
construed as requiring the Holder(s) to exercise their Representative's Warrants prior to the initial filing of any registration statement or the effectiveness thereof.


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                          (g) The Company shall not permit the inclusion of any
securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 9.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 9.3 hereof (other than registration statements filed prior to an exercise of registration rights by a Holder of Representatives Warrants and/or Warrant Shares pursuant to Section 9.3 hereof), without the prior written consent of National or as otherwise required by the terms of any existing registration rights granted prior to the date of this Agreement by the Company to the holders of any of the Company's securities.

                          (h) The Company shall furnish to each Holder
participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of


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issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                          (i) The Company shall as soon as practicable after the
effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                          (j) The Company shall enter into an underwriting
agreement with the managing underwriters (in the case of registration rights exercised pursuant to Section 9.3 hereof, selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Representative). Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or


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the underwriters except as they may relate to such Holders and their intended methods of distribution.

                          (k) For purposes of this Agreement, the term
"Majority" in reference to the Representative's Warrants or Warrant Shares shall mean in excess of fifty percent (50%) of the then outstanding Representative's Warrants or Warrant Shares, as the case may be, that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

               10. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9 hereof that each of the selling Holders shall:

                          (a) Furnish to the Company such information regarding
themselves, the Warrant Shares held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Shares.

                          (b) Notify the Company, at any time when a prospectus
relating to the Warrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               11. Adjustments to Exercise Price and Number of Securities. The Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Representative's Warrants shall be subject to adjustment from time to time only upon the happening of the following events:

                    11.1 Stock Dividend, Subdivision and Combination. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                    11.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Representative's Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Representative's Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                    11.3 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                    11.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holders of all Representative's Warrants then outstanding a supplemental warrant agreement providing that each of such Holders shall have the right thereafter (until the expiration of such Representative's Warrants) to receive, upon exercise of such Representative's Warrants, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Representative's Warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 11. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                    11.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Representative's Warrant.

               12. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

               13. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representative's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

               14. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representative's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Representative's Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the Representative's Warrants. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Representative's Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representative's Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Representative's Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

               15. Notices to Holders of Representative's Warrants. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representative's Warrants and their exercise, any of the following events shall occur:

                          (a) the Company shall take a record of the holders of
its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                          (b) the Company shall offer to all the holders of its
Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                          (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

               16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                          (a) if to the registered Holders of the
Representative's Warrants, to the address of each such Holder as shown on the books of the Company; or

                          (b) if to the Company, to the address set forth in
Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

               17. Supplements; Amendments; Entire Agreement. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and National may from time to time supplement or amend this Agreement without the approval of any other Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Representative's Warrant Certificates.

               18. Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

               19. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

               20. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

               21. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

               22. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

               23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Representative's Warrants or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder(s) of the Representative's Warrants or Warrant Shares.

               24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ATTEST:                                 TEAM COMMUNICATIONS GROUP, INC.



___________________________             By:_____________________________________
                                           Name:
                                           Title:




                                        NATIONAL SECURITIES CORPORATION



                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE REPRESENTATIVE'S WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE REPRESENTATIVE'S WARRANTS
REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, ____ ___, 2003

                         Representative's Warrant No. 1

                         150,000 Shares of Common Stock


                               WARRANT CERTIFICATE

               This Warrant Certificate certifies that National Securities Corporation, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from ____ ___, 1998 until 5:30 p.m., New York time on ____ ___, 2003 ("Expiration Date"), up to 150,000 shares of fully-paid and non-assessable common stock, no par value ("Common Stock") of Team Communications Group, Inc., a California corporation (the "Company") at the initial exercise price, subject to adjustment in certain events, of $_____ per share (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _____ ___, 1998 among the Company and National (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.



                                    EXH. A-1

               No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Representative's Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

               The Representative's Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Representative's Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Representative's Warrants.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Representative's Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Representative's Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

               Upon the exercise of less than all of the Representative's Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Representative's Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.



                                    EXH. A-2

               This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____ ___, 1998.


ATTEST:                                 TEAM COMMUNICATIONS GROUP, INC.



___________________________             By:_____________________________________
                                           Name:
                                           Title:



                                    EXH. A-3

               FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4


               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Team Communications Group, Inc. (the "Company") in the amount of $_____, all in accordance with the terms of Section 4 of the Representative's Warrant Agreement dated as of ____ __, 1998 among the Company and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of _________________________________________ , whose address is
_______________________ and that such certificate be delivered to
________________ , whose address is ______________________, and if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undesigned warrant holder or his assignee as below indicated and delivered to the address stated below.


Dated:


                                                  Signature:____________________
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate.)

                                      Address:    ______________________________
                                                  ______________________________

                                      __________________________________________
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

Signature Guaranteed:___________________________________________________________
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)



                                    EXH. A-4

              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.2


               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares all in accordance with the terms of Section 4.2 of the Representative's Warrant Agreement dated as of _________ __, 1998 between Team Communications Group, Inc. and National Securities Corporation. The undersigned requests that certificates for such securities be registered in the name of ________________ whose address is ____________________________________ and that such certificates be delivered to _______________________ whose address is __________________________________.


Dated:



                    Signature________________________________________
                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                    Address:_________________________________________

                    _________________________________________________

                    _________________________________________________
                    (Insert Social Security or Other
                     Identifying Number of Holder)



                                    EXH. A-5

                               FORM OF ASSIGNMENT

             (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                  DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)


FOR VALUE RECEIVED ______________________ here sells, assigns and transfers unto _________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: ______________________


                                      Signature:________________________________
                                      (Signature must conform in all respects to
                                      name of holder as specified on the face of
                                      the Warrant Certificate.)
                                      Address: _________________________________
                                               _________________________________
                                      __________________________________________
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)

Signature Guaranteed:___________________________________________________________
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)



                                    EXH. A-6